EXHIBIT B

AGREEMENT RELATING TO JOINT FILING OF AMENDMENT NO. 2 TO SCHEDULE 13D

     The undersigned hereby agree that a joint statement on Amendment No. 2 to Schedule 13D be filed on behalf of all of the undersigned with respect to the securities of Stillwater Mining Company.

Date: September 4, 2003	MMC NORILSK NICKEL

By: /s/ Mikhail D. Prokhorov

Name: Mikhail D. Prokhorov
Title: General Director

NORILSK HOLDING SA

By: /s/ Siegfried Pasqual

Name: Siegfried Pasqual
Title: Chief Executive Officer

NN METAL HOLDINGS SA

By: /s/ Siegfried Pasqual

Name: Siegfried Pasqual
Title: Chief Executive Officer

NORIMET LIMITED

By: /s/ Peter Holodny

Name: Peter Holodny
Title: President

VLADIMIR O. POTANIN

By: /s/ Vladimir O. Potanin

Name: Vladimir O. Potanin

MIKHAIL D. PROKHOROV

By: /s/ Mikhail D. Prokhorov

Name: Mikhail D. Prokhorov